Exhibit 99.1

Charles & Colvard Announces Sale of Main Lulu Avenue® Assets

to Yanbal USA, Inc.

MORRISVILLE, NC, March 8, 2016 -- Charles & Colvard, Ltd. (NASDAQ: CTHR), the original and leading worldwide source of moissanite, announces the sale of the main Lulu Avenue assets to Yanbal USA, Inc.

On March 4, 2016, Charles & Colvard, its wholly-owned subsidiary Charles & Colvard Direct, LLC, and Yanbal USA, Inc. signed an asset purchase agreement and closed on the sale of the main assets related to the Lulu Avenue direct-selling business. The purchased assets included, among other things, a credit to purchase $250,000 in existing jewelry inventory, existing marketing collateral, intellectual property related to business operations designed to facilitate a “home party” jewelry model in the United States, and an exclusive license to use the Lulu Avenue intellectual property through July 31, 2016. In exchange for the purchased assets Yanbal USA, Inc. paid Charles & Colvard $500,000.

The transaction is the result of Charles & Colvard’s strategic decision in February 2016 to explore a potential divestiture of the Lulu Avenue direct-to-consumer home party business. After careful analysis of the Company’s core competencies, go-to-market strategies, and intent to advance toward profitability, the management team and Board of Directors determined a divestiture of this distribution channel to be in both the Company’s and its shareholders’ best interests.

“This agreement allows Charles & Colvard to focus its resources and efforts on its core moissanite business. We believe Yanbal USA will be a great partner for our loyal and committed Lulu Avenue style advisors and we wish them great success,” said Suzanne Miglucci, President and CEO of Charles & Colvard.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the world’s only source of Forever Classic™, Forever Brilliant®, and Forever One™ moissanite gemstones, which surpass the fire and brilliance of diamonds. Moissanite is unique, available in three color grades (colorless, near-colorless, and faint color), and created from silicon carbide (SiC) crystals for fine jewelry. Charles & Colvard Created Moissanite® is sold with a Certificate of Authenticity and Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks, and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary Moissanite.com, LLC.

Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

About Yanbal USA, Inc.

Yanbal USA is part of Yanbal International Enterprises, a corporation with many years of successful experience in the beauty market. Founded almost 50 years ago, with presence in 10 countries of Latin America and Europe and almost half a million beauty consultants, Yanbal is compromised to empowering women, giving them quality cosmetic products and jewelry they love, and a business opportunity that enables them to change their lives and pursue their dreams, while helping others to do the same. Yanbal is ranked number 20 of the top direct selling companies in the world, according to Direct Selling News annual report.

The Yanbal Business Opportunity offers the possibility to earn extra income while having fun. Yanbal´s career path allows beauty consultants to grow their business as much as desired. Its business model has been designed as a progressive growth system, leading to economic prosperity and personal development.

Those who join Yanbal receive all the support necessary to have a successful business: sales training, product advice, business development, and more! Also, they receive unique recognitions, like trips, cars, and conferences, making people feel special.

The transaction with Charles & Colvard is part of Yanbal´s strategy for successfully entering into the U.S. direct selling business, offering Lulu Avenue style advisors exciting opportunities for personal development and economic growth.

Charles & Colvard Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on Cree, Inc. as the sole supplier of the raw material; intense competition in the worldwide jewelry industry; our ability to successfully manage the transition of our President and Chief Executive Officer and other organizational change; our ability to meet the continued listing requirements of The Nasdaq Stock Market LLC; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; our ability to maintain and utilize e-commerce platforms for our sales strategy; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provision included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contact:

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

(212) 661-6886